Exhibit 5.3

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

November 3, 2025

Kimco Realty Corporation
500 North Broadway, Suite 201
Jericho, New York 11753

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale of up to 2,325,679 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  1,639,161 of the Shares (the “Raleigh Shares”) may be issued from time to time in exchange for limited partnership units (the “Raleigh Units”) in WRI/Raleigh (as defined below) pursuant to the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Merger Agreement”), by and between Kimco Realty Corporation, a Maryland corporation, and Weingarten Realty Investors, a Texas real estate investment trust, and 686,518 of the Shares (the “DownREIT Shares”) may be issued from time to time in exchange for limited liability company units (the “DownREIT Units”) in the DownREITs (as defined below) and pursuant to the Amended and Restated Limited Liability Company Agreement of Kimco Realty OP, LLC, a Delaware limited liability company (the “OP”), dated as of January 2, 2024 (the “OP Agreement”), by and among the Company and the persons from time to time party thereto as members.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.
The Registration Statement;

2.
The Prospectus Supplement, dated as of the date hereof, relating to the issuance of the Shares pursuant to the Merger Agreement, in the form in which it was transmitted to the Commission for filing under the 1933 Act;

3.
The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Kimco Realty Corporation
November 3, 2025

4.
The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.
The Merger Agreement;

6.
The Agreement of Limited Partnership of WRI/Raleigh LP (“WRI/Raleigh”), dated as of March 25, 2002 (the “Raleigh Partnership Agreement”), among Weingarten Nostat, Inc., a Texas corporation (“Weingarten Nostat”), as general partner, and the persons listed on Exhibit A thereto, as limited partners;

7.
The Amended and Restated Limited Liability Company Agreement of Pearl Towers LLC (“Pearl Towers”), dated as of June 21, 2006, as amended (the “Pearl Towers LLC Agreement”), by and among the persons identified as members on Exhibit A attached thereto;

8.
The Limited Liability Company Agreement of Kimco Pergament, LLC (“Pergament”), dated as of April 5, 2006, as amended (the “Pergament LLC Agreement”), by and among the persons identified as members on Exhibit A attached thereto;

9.
The Limited Liability Company Agreement of Kim-Fur Retail Holdings, LLC (“Puerto Rico”), dated as of January 1, 2006, as amended (the “Puerto Rico LLC Agreement”), by and among the persons identified as members on Exhibit A-1 attached thereto;

10.
The Limited Liability Company Agreement of Kimco Union Crescent, LLC (“Union” and, together with Pearl Towers, Pergament and Puerto Rico, the “DownREITs”), dated as of February 8, 2007, as amended (the “Union LLC Agreement” and, together with the Pearl Towers LLC Agreement, the Pergament LLC Agreement and the Puerto Rico LLC Agreement, the “DownREIT Agreements”), by and among the persons identified as members on Exhibit A attached thereto;

11.
The OP Agreement;

12.
A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

13.
Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the issuance of the Shares, certified as of the date hereof by an officer of the Company;

Kimco Realty Corporation
November 3, 2025

14.
A certificate executed by an officer of the Company, dated as of the date hereof; and

15.
Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.
Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.
Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.
All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.
The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article IV of the Charter.

6.
Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Kimco Realty Corporation
November 3, 2025

7.
The Raleigh Units have been duly authorized and validly issued by WRI/Raleigh and will be exchanged for the Raleigh Shares in accordance with the terms of the Raleigh Partnership Agreement and pursuant to the Merger Agreement.

8.
The DownREIT Units have been duly authorized and validly issued by the applicable DownREIT and will be exchanged for common units of the OP (“OP Units”) in accordance with the terms and procedures described in the applicable DownREIT Agreement.

9.
The OP Units will be duly authorized and validly issued by the OP and will be exchanged for the DownREIT Shares in accordance with the terms and procedures described in the OP Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.
The issuance of the Raleigh Shares has been duly authorized and, when and if issued and delivered in accordance with the Resolutions, the Charter and the Merger Agreement, the Raleigh Shares will be validly issued, fully paid and nonassessable.

3.
The issuance of the DownREIT Shares has been duly authorized and, when and if issued and delivered in accordance with the Resolutions, the Charter and the OP Agreement, the DownREIT Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Kimco Realty Corporation
November 3, 2025

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the registration of the Shares (the “Current Report”).  We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP